Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE

Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0735	(212) 896-1216

Nurit Yaron
VP, Investor Relations
(215) 875-0735

Pennsylvania Real Estate Investment Trust Reports
Third Quarter 2006 Financial Results

Philadelphia, PA, November 2, 2006 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its financial results for the third quarter and nine months ended September 30, 2006.

Financial Results

•	Net income available to common shareholders for the third quarter of 2006 was $1.1 million, or $0.02 per diluted share. In the third quarter of 2005, net income available to common shareholders was $14.5 million, or $0.39 per diluted share. For the nine months ended September 30, 2006, net loss allocable to common shareholders was $(1.2) million, or $(0.05) per share, compared to net income available to common shareholders of $28.0 million, or $0.74 per diluted share, in the nine months ended September 30, 2005.

•	Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated properties was $72.5 million in the third quarter of 2006, compared to $68.7 million in the third quarter of 2005, an increase of 5.5%. NOI for the nine months ended September 30, 2006 was $220.7 million, an increase of 5.7% from $208.8 million for the comparable period in the prior year.

•	Funds From Operations (“FFO”) for the third quarter of 2006 was $32.5 million, or $0.80 per diluted share and operating partnership unit (“share”), which was within the Company’s forecast range of $0.77 to $0.81 per diluted share. In the third quarter of 2005, FFO was $36.3 million, or $0.88 per diluted share. For the nine months ended September 30, 2006, FFO was $97.1 million, or $2.37 per diluted share. FFO for the nine months ended September 30, 2005 was $106.8 million, or $2.58 per diluted share. FFO for the three months and nine months ended September 30, 2005 included gain recognition of $3.0 million, or $0.07 per diluted share, from the sale of a non-operating property.

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

The decrease in net income for the three and nine months ended September 30, 2006 as compared to the comparable periods in 2005 was primarily due to an increase in depreciation and amortization expense from properties acquired during 2005 and lower gains on sales of real estate in the 2006 periods. The Company recognized gains on sales of real estate and interests in real estate of $11.8 million in the third quarter of 2005 as compared to $1.6 million in the third quarter of 2006. Also contributing to the decrease in net income for the nine months ended September 30, 2006 were $4.0 million of executive separation expenses and $2.8 million of additional depreciation and amortization expense that was recorded in connection with the reclassification of Schuylkill Mall from held-for-sale to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Ronald Rubin, Chairman and CEO of the Company, commented, “Our results were in line with our expectations and we are making solid progress with our current redevelopment projects. Recently, we were pleased to join elected officials and community representatives in announcing three exciting projects: the introduction of Nordstrom to the redevelopment of Cherry Hill Mall; an approximately 110,000 square foot lifestyle expansion at Lehigh Valley Mall, in which we own a 50% interest; and our transforming of Echelon Mall to a mixed-use town center. We believe that these projects, and the acquisition of the former Strawbridge’s store at The Gallery at Market East, will further broaden and enhance tenant demand and shopper experiences at our properties.”

Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of September 30, 2006:

	Occupancy as of

	September 30, 2006	September 30, 2005

Retail Portfolio weighted average:
Total including Anchors	89.8%	91.8%
Excluding Anchors	87.3%	87.5%
Enclosed Malls weighted average:
Total including Anchors	88.7%	90.9%
Excluding Anchors	85.7%	85.9%
Power/strip centers weighted average	97.6%	97.3%

Sales per square foot for properties in the Company’s portfolio as of the respective dates	Twelve months ended September 30, 2006	Twelve months ended September 30, 2005

Sales per square foot (1)	$351	$338

(1)	The sales per square foot amounts shown are based on sales reported by tenants that lease spaces of 10,000 square feet or less and that have occupied the in-line space or space on an outparcel for at least 24 months.

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

Same store NOI decreased by approximately $0.3 million, or 0.5%, for the third quarter of 2006 compared to the third quarter of 2005. For the nine months ended September 30, 2006, same store NOI decreased by $0.2 million, or 0.1%, compared to the first nine months of 2005. Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing and Redevelopment

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said, “With the announced additions of tenants such as Nordstrom, Whole Foods and Crate & Barrel to our properties, the transformation of our portfolio continues. The number of our malls with sales of greater than $400 per square foot has increased from seven at the end of September 2005 to nine as of September 30, 2006. Also as of September 30, 2006, 15 of the Company’s mall properties are generating sales in excess of $350 per square foot as compared to 11 a year ago. Having substantially completed the redevelopment of four properties, with an additional six under construction, we are nearing the end of the first phase of our redevelopment program and have made significant progress in the transformation of our properties.”

Outlook

For 2006, the Company estimates that net income per diluted share will be between $0.31 and $0.36 and that FFO per diluted share will be between $3.55 and $3.60.

Estimated Amounts Per Share	Year Ended Dec. 31, 2006
Earnings per diluted share	$0.31 – 0.36
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest and other	3.24
FFO per diluted share	$3.55 – 3.60

The revision in the Company’s guidance for 2006 results, in significant part, from delays in anticipated store openings, principally at recently redeveloped properties, until the first half of 2007.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its third quarter 2006 results, market trends and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode on the Company’s website at www.preit.com or www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Supplemental financial and operating information will also be available on the Company’s website (www.preit.com) under the Investor Relations tab.

For interested individuals unable to join the conference call, a replay of the call will be available until November 16,2006 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay PIN: 7991250).The online archive of the webcast will be available for 14 days following the call.

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 34.6 million square feet) located in the Mid-Atlantic region or in the eastern United States. PREIT's portfolio currently consists of 51 properties in 13 states. PREIT's portfolio includes 39 shopping malls, 11 strip and power centers and one office property. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT's website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”). FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

Net operating income ("NOI"), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. In particular, the successful development or redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s development or redevelopment plans might change, its development or redevelopment activities might be delayed and anticipated project costs might increase. Unanticipated expenses or delays would also adversely affect PREIT’s investment returns on a development or redevelopment project. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in the related press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2005. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]
# # #
** Quarterly supplemental financial and operating information **
 will be available on the Company’s web site at www.preit.com.

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

Pennsylvania Real Estate Investment Trust Selected Financial Data

CONSOLIDATED BALANCE SHEET	September 30, 2006	December 31, 2005
(In thousands, except share and per share amounts)

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,860,761	$2,807,575
Construction in progress	192,190	55,368
Land held for development	5,616	5,616

Total investments in real estate	3,058,567	2,868,559
Accumulated depreciation	(283,321)	(220,788)

Net investments in real estate	2,775,246	2,647,771

INVESTMENTS IN PARTNERSHIPS, at equity	39,447	41,536

OTHER ASSETS:
Cash and cash equivalents	17,134	21,642
Rents and other receivables (net of allowance for doubtful accounts of $11,797 and $10,671 at September 30, 2006
and December 31, 2005, respectively)	41,285	46,492
Intangible assets (net of accumulated amortization of $100,416 and
$72,308 at September 30, 2006 and December 31, 2005, respectively)	145,969	173,594
Deferred costs and other assets, net	77,383	69,792
Assets held for sale	1,551	17,720

Total assets	$3,098,015	$3,018,547

LIABILITIES:
Mortgage notes payable	$1,578,598	$1,332,066
Debt premium on mortgage notes payable	29,988	40,066
Credit Facility	277,000	342,500
Corporate notes payable	—	94,400
Distributions in excess of partnership investments	64,971	13,353
Tenants' deposits and deferred rents	12,894	13,298
Accrued expenses and other liabilities	100,060	69,435
Liabilities related to assets held for sale	48	18,233

Total liabilities	2,063,559	1,923,351

MINORITY INTEREST:	103,671	118,320

SHAREHOLDERS' EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 36,865,000 shares at September 30, 2006
and 36,521,000 shares at December 31, 2005	36,865	36,521
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding
at September 30, 2006 and December 31, 2005	25	25
Capital contributed in excess of par	913,185	899,439
Accumulated other comprehensive income	8,145	4,377
(Distributions in excess of net income)/retained earnings	(27,435)	36,514

Total shareholders' equity	930,785	976,876

Total liabilities, minority interest and shareholders' equity	$3,098,015	$3,018,547

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

Pennsylvania Real Estate Investment Trust Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended		Nine Months Ended
(In thousands, except share and per share amounts)
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net income	$4,544	$17,895	$9,048	$38,190
Adjustments:
Minority interest	536	2,265	1,123	4,963
Dividends on preferred shares	(3,403)	(3,403)	(10,209)	(10,209)
Gains on sales of interests in real estate	—	(5,024)	—	(5,661)
Gains on sales of discontinued operations	(1,414)	(3,736)	(1,414)	(3,736)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	30,552	27,062	93,165	79,449
Unconsolidated partnerships (a)	1,679	1,103	5,255	3,287
Discontinued operations	41	178	144	523

FUNDS FROM OPERATIONS (b)	$32,535	$36,340	$97,112	$106,806

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.80	$0.88	$2.37	$2.58

Weighted average number of shares outstanding	36,282	36,149	36,189	36,049
Weighted average effect of full conversion of OP Units	4,081	4,593	4,125	4,621
Effect of common share equivalents	560	697	590	675

Total weighted average shares outstanding, including OP Units	40,923	41,439	40,904	41,345

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $818 and $1,175 for the 3rd quarter 2006 and 2005, respectively and includes the non-cash effect of straight-line rents of $2,179 and $3,207 for the nine months ended September 30, 2006 and 2005, respectively.

STATEMENTS OF INCOME	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

REVENUE:
Real estate revenues:
Base rent	$71,353	$67,729	$213,064	$200,717
Expense reimbursements	34,394	32,299	100,973	93,614
Percentage rent	1,438	1,455	5,202	5,959
Lease termination revenue	439	176	2,583	1,265
Other real estate revenues	4,503	3,275	12,491	9,393

Total real estate revenues	112,127	104,934	334,313	310,948

Management company revenue	666	521	2,324	2,043
Interest and other income	566	293	1,452	738

Total revenue	113,359	105,748	338,089	313,729

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(31,842)	(28,734)	(93,753)	(85,094)
Utilities	(7,137)	(6,897)	(18,734)	(18,093)
Other property expenses	(6,748)	(5,898)	(19,200)	(16,286)

Total property operating expenses	(45,727)	(41,529)	(131,687)	(119,473)

Depreciation and amortization	(31,118)	(27,550)	(94,839)	(80,801)
Other expenses:
General and administrative expenses	(9,668)	(8,412)	(30,187)	(27,833)
Executive separation	—	—	(3,985)	—
Income taxes	(142)	(78)	(383)	(519)

Total other expenses	(9,810)	(8,490)	(34,555)	(28,352)

Interest expense	(24,341)	(21,056)	(73,234)	(61,118)
Prepayment penalty	—	(803)	—	(803)

Total interest expense	(24,341)	(21,859)	(73,234)	(61,921)

Total expenses	(110,996)	(99,428)	(334,315)	(290,547)

Income (loss) before equity in income of partnerships,
gains on sales of interests in real estate, minority
interest and discontinued operations	2,363	6,320	3,774	23,182
Equity in income of partnerships	1,044	1,808	4,075	5,426
Gains on sales of interests in real estate	—	5,024	—	5,661
Gains on sales of non-operating real estate	166	3,000	381	3,060

Income before minority interest and discontinued operations	3,573	16,152	8,230	37,329
Minority interest	(384)	(1,818)	(927)	(4,308)

Income from continuing operations	3,189	14,334	7,303	33,021

Discontinued operations:
Operating results from discontinued operations	93	272	527	2,088
Gains on sales of discontinued operations	1,414	3,736	1,414	3,736
Minority interest	(152)	(447)	(196)	(655)

Income from discontinued operations	1,355	3,561	1,745	5,169

Net income	4,544	17,895	9,048	38,190
Dividends on preferred shares	(3,403)	(3,403)	(10,209)	(10,209)

Net income available (loss allocable) to common shareholders	$1,141	$14,492	$(1,161)	$27,981

BASIC EARNINGS PER SHARE
From continuing operations	$(0.01)	$0.29	$(0.10)	$0.61
From discontinued operations	0.03	0.10	0.05	0.14

TOTAL BASIC (LOSS) EARNINGS PER SHARE	$0.02	$0.39	$(0.05)	$0.75

DILUTED EARNINGS PER SHARE
From continuing operations	$(0.01)	$0.29	$(0.10)	$0.60
From discontinued operations	0.03	0.10	0.05	0.14

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$0.02	$0.39	$(0.05)	$0.74

Weighted average number of shares outstanding (for diluted EPS)	36,282	36,846	36,189	36,724

PREIT Reports Third Quarter 2006 Financial Results
November 2, 2006

Pennsylvania Real Estate Investment Trust Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Nine Months Ended
(In thousands)
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net income	$4,544	$17,895	$9,048	$38,190

Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	31,118	27,550	94,839	80,801
Unconsolidated partnerships	1,679	1,103	5,255	3,287
Discontinued operations	41	178	144	523
Interest expense
Wholly owned and consolidated partnerships	24,341	21,859	73,234	61,921
Unconsolidated partnerships	3,248	1,958	8,083	6,036
Minority interest	536	2,265	1,123	4,963
Gains on sales of interests in real estate	—	(5,024)	—	(5,661)
Gains on sales of non-operating real estate	(166)	(3,000)	(381)	(3,060)
Gains on sales of discontinued operations	(1,414)	(3,736)	(1,414)	(3,736)
Other expenses	9,810	8,490	30,570	28,352
Executive separation	—	—	3,985	—
Management company revenue	(666)	(521)	(2,324)	(2,043)
Interest and other income	(566)	(293)	(1,452)	(738)

Property net operating income	$72,505	$68,724	$220,710	$208,835

Same store retail properties	$67,913	$68,226	$198,958	$199,178
Non-same store properties	4,592	498	21,752	9,657

Property net operating income	$72,505	$68,724	$220,710	$208,835

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Nine Months Ended
(In thousands)
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Gross revenues from real estate	$16,771	$13,690	$49,707	$42,697

Expenses:
Property operating expenses	(4,739)	(3,927)	(14,643)	(12,827)
Mortgage interest expense	(6,696)	(3,952)	(16,746)	(12,230)
Depreciation and amortization	(3,304)	(2,095)	(10,347)	(6,296)

Total expenses	(14,739)	(9,974)	(41,736)	(31,353)

Net income from real estate	2,032	3,716	7,971	11,344
Partners' share	(997)	(1,842)	(3,928)	(5,714)

Company's share	1,035	1,874	4,043	5,630
Amortization of excess investment	9	(66)	32	(204)

EQUITY IN INCOME OF PARTNERSHIPS	$1,044	$1,808	$4,075	$5,426